EXHIBIT 10.57

STANDSTILL AGREEMENT

         This Standstill Agreement (this “Agreement”) is made and entered into as of July 19, 2016, by and between Fusion Telecommunications International, Inc., a Delaware corporation ("Fusion"), Unterberg Koller Capital Fund, L.P. (“UKCF”), and Unterberg Technology Partners. L.P. (“UTP” and together with UKCF, hereinafter referred to collectively as the “Shareholder”).

WHEREAS, on May 9, 2016, Nasdaq notified Fusion that, in its view, Fusion was in violation of Listing Rule 5635(b) (the “Rule”) as a result of the Shareholder owning and/or having the right to acquire more than twenty percent (20%) of Fusion’s common stock, $0.01 par value per share (the “Fusion Common Shares”) without prior shareholder approval (collectively, the “Transaction”);

WHEREAS, the Rule requires that shareholder approval be obtained prior to the time that any individual shareholder acquires twenty percent (20%) or more of the stock of a listed company;

WHEREAS, as a result of the Rule violation, Fusion is required to submit a plan of compliance to Nasdaq detailing the steps it intends to take in order to regain compliance with the Rule; and

WHEREAS, a key component of its compliance plan is the execution of this Agreement with Shareholder whereby Shareholder agrees, among other things, not to vote more than 19.9% of its Fusion Common Shares until the Transaction is approved by shareholders at a meeting to consider the Transaction.

 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)  “Agreement” has the meaning given such term in the preamble.

(b) “Expiration Date” means the date on which shareholders of Fusion’s equity securities representing at least a majority of the votes “cast” at a validly called meeting vote to approve the Transaction or, if such approval is not obtained by November 5, 2016, the date on which the Shareholder exchanges the Subject Shares for the “Non-Voting Shares”.

(c) “Fusion” has the meaning given such term in the preamble.

(d) “Fusion Common Shares” has the meaning given such term in the first whereas clause.

(e) “Non-Voting Shares” means shares of preferred stock of the Company having rights identical to those of the Series B-2 Preferred Stock but which do not have voting rights.

(f) “Rule” has the meaning given such term in the first whereas clause.

(g) “Shareholder” has the meaning given such term in the preamble.

(h) “Shares” shall mean all securities of Fusion (including all shares of Fusion Common Stock, preferred stock and all options, warrants and other rights to acquire shares of Fusion Common Stock or other equity securities of Fusion with voting power) owned by the Shareholder and such other shares of capital stock of the Company over which the Shareholder has voting power.

(h) “Subject Shares” means those Shares in excess of 19.9% of the voting power of Fusion.

(i) “Transaction” has the meaning given such term in the first whereas clause.

(j) “Transfer” a person shall be deemed to have “Transferred” a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein (including any voting interest), or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

2. Transfer of Subject Shares.

             (a) No Transfer. The Shareholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Shareholder shall not cause or permit any Transfer of the Subject Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Subject Shares.

             (b) No Transfer of Voting Rights. The Shareholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Shareholder shall not deposit, or permit the deposit of, any Subject Shares in a voting trust, grant any proxy in respect of the Subject Shares, or enter into any voting agreement or similar arrangement or commitment with respect to any of the Subject Shares (other than, in each case, as contemplated by this Agreement).

3. Agreement Not to Vote the Subject Shares/ Agreement to Vote other Shares. Until the Expiration Date, at every meeting of shareholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of shareholders of the Company, the Shareholder shall not vote the Subject Shares. In addition, prior to the Expiration Date, the Shareholder shall not enter into any agreement or understanding with any person to vote or give instructions with respect to the Subject Shares in any manner inconsistent with the terms of this Section 3. Notwithstanding the foregoing, at the shareholder meeting called by the Company to approve the Transaction, and at every adjournment or postponement thereof, Shareholder hereby agrees that it will vote all of its Shares, other the Subject Shares, to approve the Transaction.

4. Limited Obligation to Convert Subject Shares into Non-Voting Shares. In the event that the Company does not obtain approval for the Transaction on or before November 5, 2016, Shareholder agrees to promptly exchange the Subject Shares for Non-Voting Shares.

5. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Fusion that, as of the date hereof and at all times until the Expiration Date:

        (a) the Shareholder is (and will be) the beneficial owner of the Shares, with full and sole power to vote or direct the voting of all of the Shares, without restriction (except as contemplated by this Agreement);

        (b) the Shareholder has, with respect to all of the Shares (and will have) legal capacity and all requisite power and authority to make, enter into and perform the terms of this Agreement;

        (c) this Agreement has been duly and validly executed and delivered by the Shareholder;

       (d) the execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated hereby will not, conflict with or violate any material law or permit applicable to the Shareholder or result in any breach of, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair the Shareholder's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contract applicable to the Shares; and

        (e) except as expressly contemplated hereby, the Shareholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders' agreement, partnership agreement or voting trust.

         6. Legending of Shares. If so requested by Fusion, the Shareholder hereby agrees that the Subject Shares shall bear a legend stating that they are subject to this Agreement.

         7. Miscellaneous.

            (a) Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by the other party. The waiver of any breach of any term or provision of this Agreement shall not operate as, or be construed to be, a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

            (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to Shareholder: Unterberg Koller Capital Fund L.P.
                                  Unterberg Technology Partners. L.P.
                                  445 Park Avenue, Room 921
                                  New York, New York 10022
                                  Attn:
                                  Telephone:

(ii) if to Fusion to: Fusion Telecommunications International, Inc.
                               420 Lexington Avenue, Suite 1718
                               New York, New York 10170
                               Attention: General Counsel
             Telephone No.: (212) 201-2425

              (c) Interpretation. When reference is made in this Agreement to a section or exhibit, such reference shall be to a section or exhibit of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

(d) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(e) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing specifically referencing this Agreement and executed by each of the parties hereto.

(f) Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g) Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(i) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(j) Binding Effect; Assignment. Neither party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section (j) shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(k) Waiver of Jury Trial. EACH OF FUSION AND THE SHAREHOLDER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF FUSION OR SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. By: /s/ Gordon Hutchins, Jr. Name: Gordon Hutchins, Jr. Title: President and Chief Operating Officer

UNTERBERG KOLLER CAPITAL FUND, L.P. UNTERBERG TECHNOLOGY PARTNERS, L.P. By: /s/ Thomas Unterberg Name: Thomas Unterberg